       Exhibit 10.26

REFINERY TEST AGREEMENT

The purpose of this Agreement is to set up roles and responsibilities of:

SULPHCO INC., a Nevada Corporation
("SulphCo")
850 Spice Islands Drive, Sparks, Nevada 89431

and

CHEVRON U.S.A. INC.
("CUSA")
100 Chevron Way, Richmond, California 94802-0627

Whereas SulphCo and CUSA, acting through its division ChevronTexaco Energy Research and Technology Company ("ERTC"), have completed an unsuccessful laboratory test of SulphCo’s sulfur extraction technology pursuant to a Laboratory Test Agreement between SulphCo and ERTC executed November 14, 2002;

Whereas SulphCo pursuant to such laboratory tests, performed certain supplementary tests of SulphCo’s technology at SulphCo’s demonstration facilities in Reno, Nevada ("Supplementary Tests"), which were observed by ERTC and which generated sample materials for analysis by ERTC and the analysis of such samples indicated sufficient sulfur removal to be of further possible interest to ERTC;

Whereas SulphCo and CUSA are willing to conduct further testing of SulphCo’s technology for the removal of sulfur from petroleum products in pre-production scale equipment provided by SulphCo and operated by CUSA at its refinery in El Segundo, California ("Refinery Test").

Whereas the Refinery Test is in SulphCo’s and CUSA’s mutual interest, each party shall bear their respective costs and responsibilities unless specifically set forth otherwise herein. The terms and conditions set forth in Part A are attached hereto and by this reference made parts hereof.

Accepted: Chevron U.S.A. Inc.	Accepted: SulphCo, Inc.
Signed By: Date: 6/6/2003 /s/ Ronald Wright Print Name: Ronald Wright	Signed By: Date: June 6, 2003 /s/ Kirk S. Schumacher Print Name: Kirk S. Schumacher
Title: Manager, New Business Dev.	Title: President

PART A -TERMS AND CONDITIONS

1.     Definitions:

1.1	The term "Work" as used in this Agreement means, unless the context otherwise requires, all work to be performed by SulphCo or CUSA under this Agreement in furtherance of the Refinery Test.
1.2

The term "CHEVRONTEXACO" as used in this Agreement means ChevronTexaco Corporation or any company or entity, including CUSA, in which ChevronTexaco Corporation directly or indirectly owns or controls at least fifty percent (50%) of the shares or other equity interest entitled to vote at a general election of directors or equivalent.

1.3	The term "Test Equipment" refers to any equipment, instrumentation, materials or supplies provided by SulphCo in connection with the Work.
1.4

The term "Confidentiality Agreement" refers to the Secrecy/Confidential Disclosure Agreement made between SulphCo and Chevron U.S.A. Inc. through its division Chevron Products Company, executed October 7/9, 2002.

1.5	The term "Laboratory Test Agreement" refers to the agreement for testing SulphCo technology in laboratory scale at CUSA’s Energy Research and Technology Company facility in Richmond, California.
1.6	The term "SulphCo Technology" shall have the same meaning as in the Confidentiality Agreement.
1.7

The term "Analytical Results" as used in this Agreement means sulfur content, nitrogen content, API gravity, metals content, acid number, and other analytical testing data on the feeds and products associated with this Work.

1.8

The term "Work Product" as used in this Agreement means all results of the Work, including without limitation any modifications or improvements to processes, materials or equipment which arise from the Work. However, "Work Product" does not include Analytical Results, SulphCo activities occurring outside CUSA facilities including the use of Analytical Results to modify or improve the SulphCo Technology, the information communicated by SulphCo under paragraph 2.2 of this agreement, or computer control adjustments for the Test Equipment.

2.     Statement of Work:

2.1

SulphCo, at its sole cost, risk and expense, shall by no later than __________________, 2003, transport and deliver to CUSA at CUSA’s El Segundo, California refinery facilities (the "Refinery") and assist in the set up of the Test Equipment necessary for prompt completion of Work.

2.2

SulphCo shall provide an operational procedure for the operation of the Test Equipment, shall provide technical assistance and training for the safe and proper start-up and operation of the Test Equipment, and shall be available for consultation by telephone or at mutually agreeable locations during the course of the Work. Such procedures, assistance, training, and consultation shall not constitute SulphCo Technology subject to the Confidentiality Agreement.

2.3

The duration of the Work shall be for a period of up to ninety (90) days after the start up of the Test Equipment at the Refinery. CUSA shall have the right to extend such period for an additional forty-five (45) days upon notice to SulphCo.

2.4

Either party to this Agreement can request that certain sampling and testing of material entering and/or leaving the Test Equipment be certified by an independent third party certification organization at the sole expense of the requesting party.

2.5

At the conclusion of the Work, or sooner at CUSA’s sole discretion, CUSA shall notify SulphCo to pick up and remove the Test Equipment from the Refinery. The Test Equipment shall be removed from the Refinery within thirty (30) days following CUSA’s request to SulphCo for removal. CUSA shall return the Test Equipment in a clean condition, however, CUSA shall not be responsible for any breakage, loss or damage of or to the Test Equipment or any portion thereof, except to the extent caused by the gross negligence of CUSA’s employees. CUSA’s total liability with respect to any portion of Test Equipment or its use shall be limited to the reasonable cost of replacement, less depreciation, wear and tear.

2.6	Each party shall be responsible for its own costs incurred in connection with carrying out the Work or otherwise under this Agreement.
2.7	CUSA shall obtain any necessary permits for the Work and shall operate the Test Equipment in its sole discretion.

3.     Confidentiality:

3.1

While SulphCo has heretofore provided SulphCo Technology under the Confidentiality Agreement, no additional confidential SulphCo Technology was provided under the Laboratory Test Agreement or in connection with the Supplementary Tests. CUSA shall not receive any additional SulphCo Technology subject to the Confidentiality Agreement in connection with the Work or otherwise, unless and until CUSA expressly agrees in writing to receive such SulphCo Technology in confidence. Prior to any disclosure of additional SulphCo Technology to CUSA, SulphCo shall provide a written summary of such Technology to an appointed CUSA staff member who will advise SulphCo in writing whether CUSA is willing to receive such SulphCo Technology in confidence. If CUSA is willing to receive such SulphCo Technology in confidence, CUSA shall so advise SulphCo in writing, and such SulphCo Technology thereafter received by CUSA shall be subject to the Confidentiality Agreement.

3.2

The Analytical Results shall be jointly owned by CUSA and SulphCo. All Work Product shall be the sole and exclusive property of CUSA. The Analytical Results and Work Product shall not be SulphCo Technology subject to the Confidentiality Agreement.

3.3

CUSA shall be obligated to disclose the Analytical Results of the Work to SulphCo. SulphCo and CUSA may use the Analytical Results in their own business operations at their sole discretion, provided that for a period of one (1) year after the effective date of this Agreement both parties shall exercise all reasonable efforts to maintain in confidence and to avoid publishing or disclosing to non-affiliated third parties including any patenting entity the Analytical Results without the written permission of the other party.

3.4

CUSA shall not be obligated to disclose any Work Product to SulphCo, provided however that to the extent that CUSA elects to disclose Work Product to SulphCo, SulphCo shall maintain in confidence and avoid publishing or disclosing to others including any patenting entity any Work Product, or portion thereof and shall not use such Work Product for any purpose except the Work and in support of licensing or commercial negotiations with ERTC or CUSA.

3.5

Information that SulphCo is required by the securities laws to be disclosed shall be an exception to the non-disclosure requirements of paragraphs 3.3 and 3.4 of this Agreement. Should SulphCo need to disclose information defined in these provisions, such disclosure shall only be made after notifying CUSA and affording CUSA a reasonable opportunity to take appropriate steps to protect the confidentiality of such information.

3.6

SulphCo shall maintain this Agreement, the Work, and any involvement of SulphCo with CHEVRONTEXACO or CUSA in strict confidence. Without express written authorization of an officer of CUSA, SulphCo shall not use CHEVRONTEXACO or CUSA names, logos, trademarks, or other trade indicia nor identify CHEVRONTEXACO, CUSA or any of their affiliated companies as being involved in the Work or being involved in any way with SulphCo or SulphCo Technology. In particular and not by way of limitation, SulphCo shall not use the names, logos, or trademarks of CHEVRONTEXACO or CUSA in connection with any sales or promotion activities or any solicitation or investment offerings, public or private, with respect to SulphCo, SulphCo Technology, or any interests therein. No press release, public statement or announcement, in any form, regarding this Agreement or any matters associated with it, or containing or bearing CHEVRONTEXACO’s or CUSA’s name, trademarks, service marks, logo designs or other designations used by CHEVRONTEXACO or CUSA shall be created, prepared, issued or released in any manner by or on behalf of SulphCo without CUSA’s prior review and written consent, which consent may be withheld at its sole discretion.

3.7

Nothing in this Agreement or in the Confidentiality Agreement shall prohibit CHEVRONTEXACO or CUSA from conducting any research, development, demonstration and commercialization activities in the field of ultrasound, sonochemistry or any other technology.

3.8	Except as provided in this Agreement, the obligations under the Confidentiality Agreement shall remain in effect.
3.9

THE INFORMATION CONTAINED IN ALL ANALYTICAL REPORTS AND ANY WORK PRODUCT DISCLOSED TO SULFCO PURSUANT TO THIS AGREEMENT IS PROVIDED "AS IS" AND WITHOUT WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, CHEVRON DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. CHEVRON DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE ANALYTICAL REPORTS OR WORK PRODUCT DESCRIBED HEREIN IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

4.     Liability:

4.1	USA shall not be responsible or pay for any use, loss, damage and/or repairs to Test Equipment except as provided in Section 2.4.
4.2

SulphCo hereby agrees to defend, indemnify, and hold harmless CUSA, CHEVRONTEXACO, their affiliates, and the agents and employees of any of them (CUSA, CHEVRONTEXACO, such affiliates, agents, and employees hereinafter referred to as "indemnitees") from and against any and all loss, damage, injury, liability, and claims thereof including reasonable attorney fees, for injury to or death of any employee of SulphCo or an indemnitee or any other person, and all loss of and/or damage to property, including property of SulphCo or an indemnitee, resulting directly or indirectly from the work or performance or lack of performance of this Agreement, regardless of the negligence of, and regardless of whether liability without fault is imposed or sought to be imposed on, one or more indemnities. The foregoing indemnification shall not apply to the testing of light hydrocarbon stocks having boiling point ranges of Jet A or lower, or to the extent such indemnity is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Agreement, and shall not apply where such loss, damage, injury, liability, death, or claim is the result of the gross negligence or willful misconduct of an indemnitee.

4.3	Neither party shall be liable to the other hereunder for any special, indirect, or consequential damages suffered by the other party.

5.	Assignability: This Agreement may not be assigned by either party in whole or in part without the prior written consent of the other.

6.

Entire Agreement: This Agreement is executed and delivered with the understanding that it and the Confidentiality Agreement and the Laboratory Test Agreement represent the entire agreement between the parties and supersedes all prior representations, warranties, or agreements written or oral between the parties relating to the subject matter hereof. Additional terms or conditions proposed in invoices, letters, or other documents shall not be binding unless accepted in writing by the recipient party.

7.

Force Majeure: Strikes, fires, accidents, or other causes beyond the reasonable control of either party shall constitute valid ground for suspension of Work called for in this Agreement by either party. The party suspending Work shall promptly inform the other party orally followed by a writing of such suspension and the reasons why.

8.

Independent Contractor: Each party warrants that it is an independent contractor having its own place of business and that no tax assessment or legal liability of one party or of its agents or employees becomes by reason of this Agreement an obligation of the other party. Each party is to retain complete control over and responsibility for its own operations and employees. Nothing in this Agreement shall be construed to constitute either party as a partner, joint venturer, agent, or representative of the other. Neither party shall have the right or authority to assume or create any obligation on behalf of or in the name of the other; to accept legal process for the other; or to bind the other in any manner whatsoever.

9.

Audit: No director, employee, or agent of SulphCo shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with the Work or enter into any business arrangement with any director, employee, or agent of CUSA or any affiliate other than as a representative of CUSA or its affiliate, without prior written notification thereof to CUSA. Any representative authorized by CUSA and to which CUSA has no reasonable objection may audit any records of SulphCo for the sole purpose of determining whether there has been compliance with such stipulations. SulphCo shall assist CUSA in making the above audit.

10.

Term and Termination of Work: This Agreement shall be effective upon the complete execution by the parties and shall continue until the end of the Work or, provided that either party may terminate the Work and the Agreement at any time by written notice to the other party. Termination of the Work or the Agreement shall not terminate the obligations of SulphCo under Articles 3, 4, and 9 of this Agreement.

11.

No implied Rights: Nothing in this Agreement or the Confidentiality Agreement shall be construed to grant any rights under patent rights of either party or to obligate either party to enter into any further agreements or negotiations with each other with respect to the SulphCo Technology or otherwise. Each party expressly acknowledges that regardless of the outcome of the Work, the other party may elect not to proceed with further development or testing of the SulphCo Technology.

12.	Governing Law: This Agreement and its interpretation, performance, and enforcement shall be governed by the laws of the State of California, U.S.A. without regard to conflict of law principles.

13.

Dispute Resolution: Any dispute arising under this Agreement or the Confidentiality Agreement shall be resolved by binding arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. The Arbitration shall be governed by the United States Arbitration Act as amended to the exclusion of any provision of state law inconsistent therewith or which would produce a different result. The arbitration shall be held in Sacramento, California before a single arbitrator. The decision of the arbitrator shall be final and may be entered by any court having jurisdiction. The arbitrator shall not have the authority to award indirect or consequential damages, including loss of profits or loss of business opportunity. Each party shall bear its own costs in connection with the Arbitration.

14.

Notices: All notices, except for termination, permitted or required to be given by either party under this Agreement to the other shall be in writing through each party’s authorized representative(s) as designated in the applicable Authorization. Any such notice shall be deemed to have been properly served if delivered in person or by mail or telex to the address of the representative designated in the applicable Authorization. The date of such notice shall be the date on which it is actually received by the party to whom addressed. Notices of termination shall be addressed as follows

if to CUSA:	if to SulphCo:

Jirong Xiao Research Director, Technology Marketing Chevron U. S. A. Inc. 100 Chevron Way Richmond, CA 94802-0627	Kirk S. Schumacher President SulphCo, Inc. 850 Spice Islands Drive Sparks, NV 89431

END OF TERMS AND CONDITIONS